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                                                                    Exhibit 23.1


Board of Directors
First Western Corp.


We consent to the use of our report included in this Amendment No. 1 to the Registration Statement on Form SB-2 of First Western Corp. and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.


                                   /s/ Clifton Gunderson L.L.C.

                                   CLIFTON GUNDERSON L.L.C.


Denver, Colorado
January 19, 1999